EXHIBIT 10.6
                              EMPLOYMENT AGREEMENT

          AGREEMENT made as of the 1st day of March 1998, by and between Sentry Technology Corp., a Delaware corporation with its principal offices at 350 Wireless Boulevard, Hauppauge, New York 11788 (the "Corporation"), and John Whiteman (the "Executive").

                              W I T N E S S E T H :

          In consideration of the mutual covenants contained herein, the parties hereto agree as follows:

          1. Term. The Corporation hereby employs the Executive, and the Executive agrees to serve the Corporation, upon the terms and conditions hereof for the period commencing on the date hereof and, unless Executive's employment under the Agreement is otherwise terminated in accordance with the provisions hereof, continuing through and including December 31, 1999 (the "Term of Employment"). Notwithstanding anything to the contrary set forth in the Agreement, the Term of Employment may be terminated pursuant to Sections 7 or 8 hereof.

          2. Duties.

          A. The Corporation agrees to employ the Executive during the Term of Employment as an executive officer of the Corporation, initially as Senior Vice President-Sales and Marketing, to have such title and responsibilities with the Corporation as the Board of Directors shall from time to time direct.

          B. The Executive agrees that he will devote substantially all of his time and attention to the affairs of the Corporation and use his best efforts to promote the business and interests of the Corporation and that he will not engage, directly or indirectly, in any other business or occupation during the term of employment hereunder. It is understood, however, that the foregoing will not prohibit the Executive from engaging in personal investment activities for himself and his family which do not interfere with the performance of his duties hereunder.

          3. Compensation.

          A. The Corporation will pay the Executive for all services to be rendered by the Executive hereunder (including, without limitation, all services to be rendered by him as an officer and/or director of the Corporation and its subsidiaries and affiliates) an annual Base Salary at the rate of $150,000 per annum (the "Base Salary"), payable in accordance with customary payroll practices for senior executives of the Corporation. Commencing with and including the calendar year 1999, if in the immediately preceding calendar year the Consumer Price Index All-Item Figures for Urban Wage Earners and Clerical Workers Revised - N.Y. - Northern N.J. - Long Island (1982-84 = 100) published by the United States Bureau of Labor Statistics (the "CPI") increases (measured by the difference between the CPI on the first day of the year and the last day of the year for such immediately preceding year), the Base Salary payable to the Executive hereunder for each year shall be increased, retroactive to the beginning of the then current calendar year, by the percentage of the change to the CPI.

          B. The Corporation may also pay the Executive an annual bonus with respect to each fiscal year of the Corporation, either on an "ad hoc" basis or pursuant to a bonus plan or arrangement as may be in effect or may be established at the Corporation's discretion for senior executives of the Corporation. Nothing herein contained shall, however, obligate the Corporation to pay any bonus to the Executive, it being understood that any such bonus shall be in the sole discretion of the Board of Directors and that the amount thereof, if any, may vary depending on actual performance of the Corporation and the Executive as determined in the discretion of the Board.

          C. Nothing contained herein shall prohibit the Board of Directors of the Corporation, in its sole discretion, from increasing the compensation payable to the Executive pursuant to this Agreement and/or making available to the Executive other benefits in addition to those to which the Executive is entitled hereunder.

          4. Expenses. The Executive shall be entitled to reimbursement by the Corporation, in accordance with the Corporation's policies, against appropriate vouchers or other receipts for authorized travel, entertainment and other business expenses reasonably incurred by him in the performance of his duties hereunder.

          5. Executive Benefits.

          A. The Executive shall be entitled to participate in, and receive benefits under, any pension, profit sharing, insurance, hospitalization, medical, disability, stock purchase, stock option, stock ownership, vacation or other employee benefit plan, program or policy of the Corporation which may be in effect at any time during the course of his employment by the Corporation and which shall be generally available to senior executives of the Corporation, subject to the terms of such plans, programs or policies. Notwithstanding the foregoing, the Corporation may, in its discretion, at any time and from time to time, change or revoke any of its employee benefits plans, programs or policies and Executive shall not be deemed, by virtue of this Agreement, to have any vested interest in any such plans, programs or policies.

          B. The Executive shall be entitled to take paid vacations in accordance with the customary practices of the Corporation, and if in any calendar year commencing with the year in which this Agreement is executed, the Executive is unable to take his full vacation, such unused vacation time may be carried forward to subsequent calendar years.

          6. Withholding. All payments required to be made by the Corporation hereunder to the Executive shall be subject to the withholding of such amounts relating to taxes and other governmental assessments as the Corporation may reasonably determine it should withhold pursuant to any applicable law, rule or regulation.

          7. Death; Disability. Upon the death of the Executive during the term of this Agreement, this Agreement shall terminate. If during the term of this Agreement the Executive fails because of illness or other incapacity to perform the services required to be performed by him hereunder for any consecutive period of more than 180 days, or for shorter periods aggregating more than 180 days in any consecutive twelve-month period (any such illness or incapacity being hereinafter referred to as "disability"), then the Corporation, in its discretion, may at any time thereafter terminate this Agreement upon not less than 10 days' written notice thereof to the Executive, and this Agreement shall terminate upon the date set forth in said notice as if said date were the termination date of this Agreement; provided, however, that no such termination shall be effective if prior to the date when such notice is given, the Executive's illness or incapacity shall have terminated and he shall be physically and mentally able to perform the services required hereunder and shall have taken up and be performing such duties.

          If the Executive's employment shall be terminated by reason of his death or disability, the Executive or his estate, as the case may be, shall be entitled to receive (i) any earned and unpaid salary accrued through the date of termination, (ii) a pro rata portion of any annual bonus which the Executive would otherwise have been entitled to receive pursuant to any bonus plan or arrangement for senior executives of the Corporation (such pro rata portion to be payable at the time such annual bonus would otherwise have been payable to the Executive) (iii) an amount per annum equal to 50% of the Executive's Base Salary as in effect at termination, payable monthly, for a period of one (1) year after such termination, and (iv) subject to the terms thereof, any benefits which may be due to the Executive on the date of termination under the provisions of any employee benefit plan, program or policy.

          8. Termination for Cause. The Corporation may at any time during the term of this Agreement, by written notice, terminate the employment of the Executive for cause, the cause to be specified in the notice. For purposes of this Agreement, "cause" shall mean (i) any willful misconduct of the Executive in connection with the performance of any of his duties hereunder, including without limitation misappropriation of funds or property of the Corporation, or any willful and intentional act having the effect of injuring the reputation, business or business relationships of the Corporation; (ii) willful failure, neglect or refusal to perform the Executive's duties hereunder; (iii) breach of any material covenants contained in this Agreement; and (iv) conviction (or nolo contendere plea) in connection with a felony or a misdemeanor involving moral turpitude. Termination for cause shall be effective upon the giving of such notice and the Executive shall be entitled to receive (i) any earned and unpaid salary accrued through the date of termination and (ii) subject to the terms thereof, any benefits which may be due to the Executive on such date under the provisions of any employee benefit plan, program or policy. The Executive hereby disclaims any right to receive a pro rata portion of any annual bonus with respect to the fiscal year in which such termination occurs.

          9. Insurance. The Executive agrees that the Corporation may procure insurance on the life of the Executive, in such amounts as the Corporation may in its discretion determine, and with the Corporation named as the beneficiary under the policy or policies. The Executive agrees that upon request from the Corporation he will submit to a physical examination and will execute such applications and other documents as may be required for the procurement of such insurance.

          The Executive's right to terminate the Executive's employment pursuant to this Section shall not be affected by the Executive's incapacity due to physical or mental illness. The Executive's continued employment shall not constitute consent to, or a waiver of rights with respect to, any circumstance constituting Good Reason hereunder. The Executive's good faith determination of "Good Reason" shall be conclusive and binding on the Corporation. In the event the Executive terminates his employment for Good Reason, Section 11(A) of the Agreement shall, from and after the Date of Termination, cease to apply to conduct by the Executive.

          10. Notice of Termination. Any purported termination of the Executive's employment by the Corporation or by the Executive shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 19 of the Agreement. "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provisions so indicated. "Date of Termination" shall mean the date specified in the Notice of Termination.

          11. Non-Competition; Solicitation.

          A. The Executive agrees that during his employment with the Corporation and for a period of two years after Executive leaves the Corporation's employ for any reason, he shall not, without the written consent of the Corporation, directly or indirectly, either individually or as an employee, agent, partner, shareholder, consultant, option holder, lender of money, guarantor or in any other capacity, participate in, engage in or have a financial interest or management position or other interest in any business, firm, corporation or other entity if it competes directly with any business operation conducted by the Corporation or its subsidiaries or affiliates or any successor or assign thereof, nor will he solicit any other person to engage in any of the foregoing activities. Participation in the management of any business operation other than in connection with the management of a business operation which is in direct competition with the Corporation or its subsidiaries or affiliates or any successor or assign thereof shall not be deemed to be a breach of this Section 11(A). The foregoing provisions of this Section 11(A) shall not prohibit the ownership by the Executive (as the result of open market purchase) of 1% or less of any class of capital stock of a corporation which is regularly traded on a national securities exchange or on the NASDAQ System.

          B. The Executive will not at any time during his employment with the Corporation and for a period of two years after Executive leaves the Corporation's employ for any reason, solicit (or assist or encourage the solicitation of) any employee of the Corporation or any of its subsidiaries or affiliates to work for Executive or for any business, firm, corporation or other entity in which the Executive, directly or indirectly, in any capacity described in Section 11(A) hereof, participates or engages (or expects to participate or engage) or has (or expects to have) a financial interest or management position.

          C. If any of the covenants contained in this Section 11 or any part thereof, is held by a court of competent jurisdiction to be unenforceable because of the duration of such provision, the activity limited by or the subject of such provision and/or the area covered thereby, then the court making such determination shall construe such restriction so as to thereafter be limited or reduced to be enforceable to the greatest extent permissible by applicable law.

          12. Inventions, Etc. The Executive agrees that any and all systems, work-in-progress, inventions, discoveries, improvements, processes, compounds, formulae, patents, copyrights and trademarks, made, discovered or developed by him, solely or jointly with others, or otherwise, during the term of his employment by the Corporation, and which may be useful in or relate to any business of the Corporation and/or any subsidiary or affiliate of the Corporation shall be fully disclosed by the Executive to the Corporation, and shall be the sole and absolute property of the Corporation. The Executive agrees that at all times, both during his employment and after the termination of his employment, he will keep all of the same secret from everyone except the Corporation and its duly authorized employees and will disclose the same to no one except as required in good faith in the course of his employment with the Corporation, or by law, or unless otherwise authorized by the Corporation.

          13. Patents. The Executive agrees, at the request of the Corporation, to make application in due form for United States Letters Patent and foreign Letters Patent on any of such systems, inventions, discoveries, improvements, processes, compounds and formulae referred to in Section 12 hereof, and to assign to the Corporation all of his right, title and interest in and to said inventions, discoveries, improvements, processes, compounds, formulae and patent applications therefor or patents thereon, and to execute at any and all times any and all instruments, and to do any and all acts which the Corporation with the advice of counsel may deem necessary or desirable, in connection with such applications for Letters Patent, in order to establish and perfect in the Corporation the entire right, title and interest in and to said systems, inventions, discoveries, improvements, processes, compounds, formulae and patent applications therefor, or in the conduct of any proceedings or litigation in regard thereto. It is understood and agreed that all costs and expenses, including but not limited to reasonable attorneys' fees, incurred at the request of the Corporation in connection with any action taken by an Executive pursuant to this Section 13, shall be borne by the Corporation.

          14. Trade Secrets, Etc. The Executive agrees that he shall not, during or after the termination of this Agreement, divulge, furnish or make accessible to any person, firm, corporation or other business entity, any information, trade secrets, technical data or know-how relating to the business, business practices, methods, products, processes, equipment, clients' prices or other confidential or secret aspect of the business of the Corporation and/or any subsidiary or affiliate, except as may be required in good faith in the course of his employment with the Corporation or by law, without the prior written consent of the Corporation, unless such information shall become public knowledge (other than by reason of Executive's breach of the provisions hereof).

          15. Acceptance by Executive. The Executive accepts all of the terms and provisions of this Agreement and agrees to perform all of the covenants on his part to be performed hereunder.

          16. Equitable Remedies. The Executive acknowledges that he has been employed for his unique talents and that his leaving the employ of the Corporation would seriously hamper the business of the Corporation and that the Corporation will suffer irreparable damage if any provisions of Sections 11, 12, 13 or 14 hereof are not performed strictly in accordance with their terms or are otherwise breached. The Executive hereby expressly agrees that the Corporation shall be entitled as a matter of right to injunctive or other equitable relief, in addition to all other remedies permitted by law, to prevent a breach or violation by the Executive and to secure enforcement of the provisions of Sections 11, 12, 13 or 14 hereof. Resort to such equitable relief, however, shall not constitute a waiver of any other rights or remedies which the Corporation may have.

          17. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto and there are no other terms other than those contained herein. No amendment hereof shall be valid unless in writing and signed by the parties hereto and no discharge of the terms hereof shall be valid unless by full performance of the parties hereto or by a writing signed by the parties hereto. No waiver by the Corporation of any breach by the Executive of any provision or condition of this Agreement by him to be performed shall be deemed a waiver of a breach of a similar or dissimilar provision or condition at the same time or any prior or subsequent time.

          18. Severability. In case any provision in this Agreement shall be declared invalid, illegal or unenforceable by any court of competent jurisdiction, the validity and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          19. Notices. All notices, requests, demands and other communications provided for by this Agreement shall be in writing and shall be given to the parties at their address or telecopy number set forth below, or at such other address of telecopy number as such party may hereafter specify for the purpose by notice to the other party and shall be either delivered personally or sent by telecopy, courier service or registered mail, return receipt requested, postage prepaid, and shall be deemed to have been given (i) if by telecopier, when transmitted and the appropriate confirmation notice is received, (ii) if given by registered mail, two business days after mailing and (iii) if given by any other means, when delivered:

          To the Corporation: at the address set forth above.

          To the Executive: at the address of the Corporation set forth above.

provided, however, that any notice of change of address shall be effective only upon receipt.

          20. Successors and Assigns. This Agreement is personal in its nature and neither of the parties hereto shall, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder (except for an assignment or transfer by the Corporation to a successor as contemplated by the following proviso); provided, however, that the provisions hereof shall inure to the benefit of, and be binding upon, any successor of the Corporation, whether by merger, consolidation, transfer of all or substantially all of the assets of the Corporation, or otherwise, and upon the Executive, his heirs, executors, administrators and legal representatives.

          21. Governing Law. This Agreement and its validity, construction and performance shall be governed in all respects by the internal laws of the State of New York without giving effect to any principles of conflict of laws.

          22. Headings. The headings in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of this Agreement.


          IN WITNESS WHEREOF, the parties hereto have hereunder set their hands and seals the day and year first above written.


                                    SENTRY TECHNOLOGY CORP.


                                    By: /s/ T.A. NICOLETTE
                                    Name:  T.A. Nicolette
                                    Title: President


                                         /s/ JOHN WHITEMAN
                                         Name: John Whiteman